DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

FILED # C624-05

JAN 05 2005

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	PREMIER PLATFORM HOLDING COMPANY, INC
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: PAUL HOLMQUIST Street Address: 1830 NO. BUFFALO DR. UNIT 2003 City: LAS VEGAS NEVADA Zip Code: 89128 Optional Mailing Address ______ City ______ State ______ Zip Code ______
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $.001 Number of shares without par value: —
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Name: PAUL HOLMQUIST Street Address: 1830 NO. BUFFALO DR UNIT 2003 City: LAS VEGAS State: NV Zip Code: 89128 2. Name ______ Street Address ______ City ______ State ______ Zip Code ______ 3. Name ______ Street Address ______ City ______ State ______ Zip Code ______
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: SALES AND MARKETING OF COMMERCIAL PRODUCT.
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Name: RICHARD HANSON Signature: Richard Hanson Address: 1830 N. BUFFALO DR UNIT 1075 City: LAS VEGAS State: NV Zip Code: 89128
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Paul Holmquist — Authorized Signature of R.A. or On Behalf of R.A. Company Date: 1/5/05

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION

OF

PREMIER PLATFORMS HOLDING COMPANY, INC.

The undersigned, PREMIER PLATFORMS HOLDING COMPANY, INC., a Nevada corporation (the "Corporation"), for the purpose of filing the Articles of Incorporation of the Corporation, in accordance with the applicable provisions of the Nevada Revised Statutes, as from time to time amended (the "NRS"), does hereby make and execute these Articles of Incorporation and does hereby certify that:

"Article ONE. The name of the Corporation is PREMIER PLATFORMS HOLDING COMPANY, INC.

Article TWO. The address of the Corporation's registered office in the State of Nevada is 1830 N. Buffalo Dr #2003., Las Vegas, NV. 89128, and the name of its at that address is Paul Holmquist.

Article THREE. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada, as amended from time to time. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges, which are necessary or convenient to the conduc4 promotion or attainment of the business or purposes of the Corporation.

Article FOUR. The aggregate number of shares of all classes of stock which the Carporation shall have authority to issue is Seventy-Five Million (75,000,000), consisting of

a. no Preferred Stock

b. Seventy-Fivey Million (75,000,000) shares of Common Stock, $ .001 par value (the "Common Stock").

All or any part of the shares of the Preferred Stock and the Common Stock may be issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of Directors, as provided by law, with due regard to the interest of the existing shareholders; and when consideration for these shares has been received by the Corporation, the shares shall be deemed fully paid. The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock are as follows:

A. PREFERRED STOCK The voting powers, preferences and relative, participating, optional and other special rights of the Corporation's Preferred Stock, and the qualifications, limitations and restrictions thereof shall be set at the discretion and control of the Board of Directors at such time as the Corporation's Preferred Stock shall became issued and outstanding.

B. COMMON STOCK

1. Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Anything contained in these Amended and Restated Articles of Incorporation to the contrary notwithstanding, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon the conversion,, exercise or exchange of securities, options, warrants or rights then outstanding) by the affirmative vote of the holders of a majority of the shares of Preferred Stock and Common Stock, voting together as one class. In any election of directors, no holder of Common Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share.

2. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights exclusively granted to the holders of the Preferred Stock or except as may be provided by law, the holders of Common Stock shall have all other rights of stockholders, including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefore, and (ii.) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after

the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

Article FIVE. Unless otherwise determined by the Board of Directors, no shareholder shall be entitled, as a matter of right, to purchase, subscribe for, or receive any right or rights to subscribe for any stock of any class that the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes, and whether or not of unissued shares authorized by the articles of incorporation as originally filed or by any amendment of the articles of incorporation or out of shares of stock of the Corporation acquired by it after the issuance of the shares, and whether issued for cash, promissory notes, services, personal or real property, or other securities of the Corporation, nor shall any holder of stock of the Corporation be entitled to any right of subscription to any of such shares. Further, unless otherwise determined by the board of directors, no holder of any shares of the stock of the Corporation is entitled, as a matter of right, to purchase or subscribe for any obligation which the Corporation may issue or sell that shall be convertible into or exchangeable for any shares of the stock of the Corporation of any class or classes, or to which shall be attached or appurtenant any warrant or warrants or other instrument or instruments which confer on the holder or holders of the obligation the right to subscribe for or purchase from the Corporation any shares of its capital stock of any class or classes.

Article SIX.

a. Except as may be otherwise specifically provided by the NRS, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors.

b. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, and, except as otherwise provided in these Articles of Incorporation, or the By-laws, the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the Board. As used in this Articles of Incorporation, the terms "whole Board" and "whole Board of Directors" are hereby exclusively defined and limited to mean the total number of directors which the Corporation would have if the Board had no vacancies.

c. The number of directors shall be fixed by, or in the manner provided in, the By-laws.

d. Any vacancies in .the Board of Directors for any reason, and any newly created directors hips resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election and until their successors shall be elected and qualified or until their respective earlier resignation, removal or death. No decrease in the number of directors shall shorten the term of any incumbent director.

e. Notwithstanding any other provision of these Articles of Incorporation, or the By-laws, and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation, or the By-laws, any director or the whole Board of Directors of the Corporation may be removed at any time, but only for cause and only upon the affirmative vote of the holders of a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class (for the purposes of this Article SIX, section (e), each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Articles of Incorporation.

f. As used in these Articles of Incorporation, the term 'for cause" is hereby exclusively defined and limited to mean commission of a felony or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director's duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal.

g. There shall be no qualifications for election as directors of the Corporation, except that no person shall be eligible to stand for election as a director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

h. Except as provided in this Article SIX, no director of the Corporation shall be removed from his office as a director by vote or other action of stockholders or otherwise except for cause.

i. Advance notice of nominations for the election of directors other than nominations by the Board of Directors or a Committee thereof shall be given to the Corporation in the manner provided in the By-laws.

j. Except as may be otherwise specifically provided in this Article SIX, the term of office and voting power of each director of the Corporation shall be neither greater than nor less than that of any other director or class of directors of the Corporation.

k. Elections of directors need not be by ballot unless the By-laws of the Corporation shall so provide.

Article SEVEN. The By-laws of the Corporation shall be adopted in any manner provided by law. In furtherance, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation. Notwithstanding any other provisions in these Articles of Incorporation, or the By-laws of the Corporation, and notwithstanding the fact that some lesser percentage may be specified by law, the stockholders of the Corporation shall have the power to make, adopt, alter, amend or repeal the By-laws of the Corporation only upon the affirmative vote of a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class (for purposes of this Article SEVEN each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Articles of Incorporation.

Article EIGHT. The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its By-laws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, offices employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the NRS (including, without limitation, the statutes, case law and principles of equity) of the State of Nevada. If the NRS (including, without limitation, the statutes, case law or principles of equity, as the case may be) of the State of Nevada are amended or changed to permit or authorize broader rights of indemnification to any of the persons referred to in the immediately preceding sentence, then the Corporation shall be automatically authorized to agree to indemnify such respective persons to the fullest extent permitted or authorized by such law, as so amended or changed, without the need for amendment or modification of this Article EIGHT and without further action by the directors or stockholders of the Corporation.

Without limiting the generality of the foregoing provisions of this Article EIGHT, to the fullest extent permitted or authorized by the NRS as now in effect and as the same may from time to time hereafter be

amended, no director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the immediately preceding sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

Article NINE. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of the NRS or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions '4 the NRS order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Article TEN. Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term " person" to, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the claim by or the interest of such person.

Article ELEVEN. The books of the Corporation may be kept (subject to any provisions contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

Article TWELVE. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that the foregoing shall not derogate from the authority of all the directors and all of the stockholders of the Corporation eligible to vote, to adopt an amendment to these Articles of Incorporation, by signing a written statement manifesting their intention that an amendment to these Articles of Incorporation, be adopted pursuant to the NRS.

Article THIRTEEN. Except as otherwise required by law and subject to the rights, if any, of the holders of Preferred Stock or any series thereof special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President of the Corporation or the Board pursuant to a resolution adopted by the a majority of the whole Board.

Article FOURTEEN. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Article FIFTEEN. The duration of the Corporation is perpetual.

Article SIXTEEN. None of the provisions of Articles FOUR, FIVE or this Article SIXTEEN may be amended, altered, changed or repealed except upon the affirmative vote at any annual or special meeting of the stockholders, of the holders of at least a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class (for the purpose of this Article SIXTEEN, each share of Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Articles of Incorporation), nor shall new provisions to these Articles of Incorporation, be adopted or existing provisions to these Articles of Incorporation, be amended, altered or repealed which in either instance are in conflict or inconsistent with Articles FOUR, FIVE or this Article SIXTEEN except upon the affirmative vote at any annual or special meeting of the stockholders of the holders of at least a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class. Any inconsistency between the provisions of a Bylaw and any provisions of these Articles of Incorporation, shall be controlled by these Articles of Incorporation."

IN WITNESS WHEREOF, Articles of Incorporation have been executed on behalf of the Corporation as of January 5th, 2005, by its sole officer and director, who does make, file and record these Articles of Incorporation, and does certify that this instrument is the act and deed of the Corporation and that the facts stated herein are true, and that he has accordingly hereunto set his hand this 5th day of January, 2005.

PREMIER PLATFORMS HOLDING COMPANY, INC.

By: ______________________

Paul B. Holmquist Sole Officer, Director